Exhibit 99.1

CONCUR TECHNOLOGIES, INC.

2010 CASH INCENTIVE PLAN

1. Purposes. The Concur Technologies, Inc. (“Concur”) 2010 Cash Incentive Plan (“Plan”) is a component of Concur’s overall strategy to pay its employees for performance. The purposes of this Plan are to motivate employees by tying their compensation to performance, reward exceptional performance that supports overall Concur objectives, and attract and retain top performing employees.

2. Definitions.

“Award” means any award made under, or pursuant to any program established under, this Plan that is paid, or the value of which is denominated, in cash.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of Concur’s Board of Directors, or such other committee designated by that Board of Directors, which is authorized to administer the Plan under Section 3 hereof. The Committee shall be comprised solely of directors who are “outside directors” under Code Section 162(m).

“Participant” means a person who receives an Award under the Plan.

“Plan” means this Plan, as amended and restated from time to time, which shall be known as the 2010 Cash Incentive Plan.

“Concur” means Concur Technologies, Inc. and any corporation or other business entity of which Concur directly or indirectly has an ownership interest of 50% or more, or has a right to elect or appoint 50% or more of the board of directors or other governing body.

“Senior Executive” means a Concur employee who holds an executive officer position and is subject to Section 16 of the Securities Exchange Act of 1934, and such other employees as the Committee may designate.

3. Administration.

A. The Plan shall be administered by the Committee. The Committee shall have the authority to:

(i) interpret and determine all questions of policy and expediency pertaining to the Plan;

(ii) adopt such rules, regulations, agreements and instruments as it deems necessary for its proper administration;

(iii) select persons to receive Awards; provided that subject to applicable law, the Committee may delegate to the Chief Executive Officer the authority to grant an Award under the Plan to Participants who are not Senior Executives.

(iv) determine the terms of Awards, including whether any Awards may participate in any deferral program that may be adopted by Concur at any time;

(v) determine cash amounts subject to Awards (within the limits prescribed in the Plan); provided that subject to applicable law, the Committee may delegate to the Chief Executive Officer the authority to determine cash amounts subject to Awards (within the limits prescribed in the Plan) to Participants who are not Senior Executives;

(vi) determine whether Awards will be granted in replacement of or as alternatives to any other incentive or compensation plan of Concur or an acquired business unit;

(vii) grant waivers of Plan or Award conditions (but with respect to Awards intended to qualify under Code Section 162(m), only as permitted under that Section);

(viii) accelerate the payment of Awards (but with respect to Awards intended to qualify under Code Section 162(m), only as permitted under that Section);

(ix) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award notice;

(x) take any and all other actions it deems necessary or advisable for the proper administration of the Plan;

(xi) adopt such Plan procedures, regulations, sub-plans and the like as it deems are necessary to enable Participants to receive Awards; and

(xii) amend the Plan at any time and from time to time, provided however that no amendment to the Plan shall be effective unless approved by Concur’s stockholders, to the extent such stockholder approval is required under Code Section 162(m) with respect to Awards which are intended to qualify under that Section.

Notwithstanding anything else to the contrary in this Section 3 or elsewhere in this Plan, with respect to any Award subject to a deferral intended to comply with Code Section 409A, the Committee shall not waive conditions applicable to, accelerate payment of or otherwise amend outstanding Awards unless such waiver, acceleration or amendment complies with the requirements of Code Section 409A so as to avoid any amount subject to the Award becoming subject to Code Section 409A(a)(1).

B. The Committee may delegate its authority to administer Awards to a separate committee or to one or more individuals who are not a member of the Committee; however, only the Committee may grant Awards which are intended to qualify as “performance-based compensation” under Code Section 162(m) and only the Committee may administer Awards if such administrative function has Code Section 162(m) implications.

4. Eligibility. All employees, officers, directors, consultants, independent contractors and advisors of Concur may become Participants in the Plan. The Committee (or its designee under Section 3(A)(iii)) will from time to time determine in its sole discretion and designate the eligible persons who will be granted Awards under the Plan. The grant of Awards by the Committee is voluntary and occasional. A person may be granted more than one Award under the Plan.

5. Performance Goals.

A. The Committee shall establish performance goals applicable to a particular fiscal year (or a performance period of some other duration) prior to the start of such year or period, provided however that such goals may be established after the start of the fiscal year (or performance period) but while the outcome of the performance goal is substantially uncertain in such manner and at such time as is a permitted method of establishing performance goals under Code Section 162(m).

B. For purposes of this Plan, a permitted performance goal shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either Concur as a whole or to a business unit, affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years (or a period shorter than a year, if required in the context of the award), on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award:

(i)	Net revenue and/or net revenue growth;

(ii)	Earnings before interest, taxes, depreciation and amortization, including earnings before interest, taxes, depreciation and amortization as adjusted by Concur in publicly reported statements;

(iii)	Operating income, including operating income as adjusted by Concur in publicly reported statements;

(iv)	Net income, including net income as adjusted by Concur in publicly reported statements;

(v)	Earnings per share, including net income as adjusted by Concur in publicly reported statements;

(vi)	Total stockholder return;

(vii)	Return on equity;

(viii)	Market share;

(ix)	Return on investment;

(x)	Cash flow, including cash flow from operations;

(xi)	Employee productivity and satisfaction metrics;

(xii)	Economic value added;

(xiii)	Strategic plan development and implementation (including individual performance objectives that relate to achievement of Concur’s or any business unit’s strategic plan); and

(xiv)	Individual confidential business objectives.

The Committee may appropriately adjust any evaluation of performance under a performance goal to exclude extraordinary or unusual events, such as the following, that occur during a performance period, provided with respect to Awards intended to qualify under Code Section 162(m), that such adjustment shall only be to the extent permitted by Code Section 162(m) without making such Award non-deductible:

(i)	asset write-downs;

(ii)	currency effects;

(iii)	litigation or claim judgments or settlements;

(iv)	the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results;

(v)	accruals for reorganization and restructuring programs; and

(vi)	any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in Concur’s annual report to stockholders for the applicable year.

C. The Committee shall determine the target level of performance that must be achieved with respect to each criterion that is identified in a performance goal in order for a performance goal to be treated as attained.

D. The Committee may base performance goals on one or more of the foregoing business criteria. In the event performance goals are based on more than one business criterion, the Committee may determine to make Awards upon attainment of the performance goal relating to any one or more of such criteria, provided the performance goals, when established, are stated as alternatives to one another at the time the performance goal is established.

6. Awards.

A. Awards may be made on the basis of Concur and/or business unit performance goals and formulas determined by the Committee in accordance with this Plan. With respect to any Concur fiscal year, no Participant shall be granted Award(s) of more than $10,000,000 in aggregate.

B. After the end of the fiscal year (or performance period), the Committee will determine the extent to which performance goal(s) for each Participant are achieved and the actual Award (if any) for each Participant based on the level of actual performance achieved.

C. The Committee, in its discretion, may reduce or eliminate a Participant’s Award at any time before it is paid, whether or not calculated on the basis of pre-established performance goals or formulas.

D. In order to receive payment of or to vest in an Award under this Plan, the Participant must be an active employee and on Concur’s payroll on either the last day of the fiscal year (or performance period) to which such Award relates and/or the date of payment or vesting, in each case as specified in the documentation governing the specific Award. The Committee in its sole discretion may make exceptions to this requirement in the case of retirement, death or disability, or in the case of a corporate change in control, or other termination of employment, as determined by the Committee in its sole discretion; provided however that, with respect to Awards intended to qualify under Code Section 162(m), the Committee may exercise its discretion in a manner authorized by this sentence only if such exercise is permitted under the requirements applicable to “performance-based compensation” under Code Section 162(m).

E. Concur shall withhold all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to the receipt or payment of any Award.

F. Subject to further deferral by the Participant under any deferral program that Concur may from time to time offer, Concur shall pay all amounts actually earned under Awards on or prior to the later of the following dates: (1) the 15th day of the third month following the end of the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (2) the 15th day of the third month following the end of Concur’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture.

7. General.

A. This Plan shall become effective as of December 15, 2010. Awards made on or after such date but prior to shareholder approval of this Plan shall no longer be effective and shall be void if no such shareholder approval is obtained.

B. In the event that Concur adopts a compensation recovery policy, in response to the Dodd-Frank Act of 2010 or otherwise, Concur reserves the right to make compensation under this Plan subject to such policy.

C. Any rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise, except by will or the laws of descent and Participant may create a lien on any funds or rights to which he or she may have an interest under the Plan, or which is held by Concur for the account of the Participant under the Plan.

D. Participation in the Plan shall not give any Participant any right to remain in Concur’s employ. Further, the adoption of this Plan shall not be deemed to give any person the right to be selected as a Participant or to be granted an Award.

E. To the extent any person acquires a right to receive payments from Concur under this Plan, such rights shall be no greater than the rights of an unsecured creditor of Concur.

F. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

G. The Board may amend or terminate the Plan (i) at any time and for any reason subject to stockholder approval and (ii) at any time and for any reason if and to the extent the Plan’s qualification under Code Section 162(m) would not be adversely affected.